EISNERAMPER

EisnerAmper LLP
750 Third Avenue
New York, NY 10017
T 212.949.8700
F 212.891.4100
www.eisneramper.com

October 8, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K of Applied Minerals, Inc. dated October 8, 2018 and are in agreement with the statements contained therein solely as it relates to our firm. We have no basis to agree or disagree with other matters of the Company reported therein.

Very truly yours,

EisnerAmper LLP

EisnerAmper LLP